EFFECTIVE AUGUST 23RD, 2004

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2004

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(949) 225-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

On October 21, 2004, Autobytel Inc. (the “Company”) issued a press release reporting partial financial results for its third quarter ended September 30, 2004 and that it will reschedule its earnings conference call and webcast. A copy of the press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.01 disclosure.

Except for the information set forth in Item 8.01 below and the corresponding text in Exhibit 99.1, which shall be deemed filed and incorporated, this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01 Other Events.

The Audit Committee of the Board of Directors of the Company is directing an internal review of the accounting treatment of certain unapplied credits that were recognized as revenue during the four quarters ended March 31, 2004. The Audit Committee has engaged outside independent counsel and consultants to advise and assist it with the ongoing review. The Company believes at this time, based on the results of the review to date, that the amount of unapplied credits taken into revenue is in the range of $400,000 to $750,000 for the second, third and fourth quarters of 2003 combined and $50,000 to $150,000 for the first quarter of 2004. Based on the results of the review to date, the Company believes that no unapplied credits were taken into revenue after the period ended March 31, 2004. Following completion of the internal review, prior results may be restated or correcting adjustments may be made in the third quarter of 2004 or a subsequent period.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated October 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc.

Date October 21, 2004	By:	/s/ Ariel Amir
Ariel Amir,
Executive Vice President and General Counsel

INDEX TO EXHIBITS

99.1	Press Release dated October 21, 2004.